ESCROW AGREEMENT

THIS ESCROW AGREEMENT (“Agreement”) is made as of January 16, 2008 by and between Viscorp, Inc. (the “Company”); Time Poly Management Limited, a British Virgin Islands corporation (“Time Poly”); Happyvale Limited, a British Virgin Islands corporation (“Happyvale”); Fartop Management Limited, a British Virgin Islands corporation (“Fartop”); Cmark Holdings Co., Ltd., a corporation organized under the laws of the Cayman Islands (“Cmark”); the investors listed on Schedule A (the “Investors” and together with Cmark, Time Poly, Happyvale and Fartop, the “Management Team” and together with the Company, the “Parties”); and Leser, Hunter, Taubman & Taubman, with offices at 17 State Street, Suite 1610, New York, NY 10004 (the  “Escrow Agent”).

RECITALS:

(1)

Pursuant to that certain Securities Purchase Agreement, dated as of January 16, 2008, by and among the Company, the Investors set forth on the signature pages thereto, Charles Driscoll, Raygere Limited and Grandway Group Holdings Limited (the “Purchase Agreement”), a copy of which is attached hereto as Exhibit B and incorporated herein by reference, the Investors purchased $10,225,000 10% Notes, convertible into Six Million Three Hundred Ninety Thousand Six Hundred and Twenty Five  (6,390,625) shares of the Company’s Series A Convertible Preferred Stock (“Preferred Stock”), which is convertible into Six Million Three Hundred Ninety Thousand Six Hundred and Twenty Five  (6,390,625) shares of the Company’s Common Stock subject to adjustment pursuant to the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock, for an aggregate of $10,225,000. Capitalized terms used in this Agreement without definition, have the meaning assigned to those terms in the Purchase Agreement;

(2)

To induce the Investors to enter into the Purchase Agreement, the Management Team, which are the sole shareholders of the Company’s subsidiary - Raygere Limited, a British Virgin Islands company, has agreed to deposit that number of shares of Common Stock that they own equal to 10% of the sum of (A) the issued and outstanding shares of Common Stock as of the Closing Date, and (B) the aggregate number of the Conversion Shares under the Notes and/or the Series A Preferred Stock (collectively, the “Escrowed Shares”), as set forth in Exhibit A, in an escrow account immediately prior to the Closing, to be held by the Escrow Agent  for disbursement in accordance with the terms and conditions set forth herein, if the Company meets the specified Performance Thresholds, as hereinafter defined.  For purposes only of the calculations under Article 1.4, it is assumed that there shall be 2,208,720 Escrowed Shares;

(3)

This Agreement constitutes the share escrow agreement alluded to in the Purchase Agreement pursuant to which the Escrow Agent shall receive and disburse the Escrowed Shares.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1

TERMS OF THE ESCROW

1.1

 Appointment of Escrow Holder.  The parties hereby agree to have Leser Hunter Taubman & Taubman act as Escrow Agent whereby the Escrow Agent shall receive the Escrow Shares in escrow and distribute the same as set forth in this Agreement.

1.2

Escrow Deposit

(a)

In accordance with the terms of the Purchase Agreement, immediately prior to the Closing, the Management Team shall deliver the Escrowed Shares to the Escrow Agent;

(b)

The Escrow Agent shall hold the Escrowed Shares in the Escrow Account at all times until such Escrowed Shares are disbursed in accordance herewith.

1.3

Performance Threshold

If the Company does not achieve the specified percentage, which is based on a scale of 100%, of the following Performance Thresholds, the Escrowed Shares shall be disbursed to the Investors as set forth herein:

(a)

Fiscal Year 2008 Performance Threshold – the Lessor of: Reported Net Income of at least $5.6 million or fully diluted EPS (share count includes all outstanding common shares, preferred shares, warrants and options) of $0.18 per share (the “2008 PT”);

(b)

Fiscal Year 2009 Performance Threshold – the Lessor of: Reported Net Income of at least $7.2 million or fully EPS (share count includes all outstanding common shares, preferred shares, warrants and options) of $0.24 per share (the “2009 PT”).

(c)

Each Performance Threshold shall be determined as of the date the Company’s audited financial statements for the corresponding fiscal year are required to be filed with the Securities and Exchange Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended (each such date for each of the applicable fiscal years being hereinafter referred to as the “Audit Date”); and, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, and therefore prepares and furnishes the documents required by Section 6 of the Registration Rights Agreement, the

Performance Threshold shall be determined in accordance with such prepared documents and at such time.

1.4

Escrow Release

The Company shall remit written instructions to the Escrow Agent and the Investors two (2) business days after the Audit Date, in the form of Exhibit C attached hereto and made a part hereof, or in a form and substance satisfactory to the Escrow Agent, directing the Escrow Agent to release the Escrowed Shares within five (5) business days of the Audit Date for each fiscal year, as specified therein and in accordance with the following guidelines (the “Release Notice”):

(a)

One half of the Escrowed Shares (1,104,360) shall be allocated for each fiscal year (the “Yearly Shares”); any Escrowed Shares not distributed pursuant to the Release Notice regarding fiscal 2008, shall be held in Escrow and distributed in accordance herewith.

(b)

If the Company achieves 92% or less of the 2008 PT, then the Escrowed Shares shall be delivered as follows:  (i) the Investors shall receive 73,624 shares for each percentage by which such threshold was not achieved (pro rata based on the number of shares of Preferred Stock owned by such Investor at such date) up to a maximum of 1,104,360 shares; (ii) if less than 500,000 shares are distributed pursuant to the calculation set forth in Section 1.4(b)(i) above, then the Management Team shall receive a total of 500,000 shares less the number of shares distributed pursuant Section 1.4(b), to be distributed pro rata among the Management Team based upon the percentages set forth in Exhibit A.

(c)

If the Company achieves 92% or less of the 2009 PT, then the Escrowed Shares shall be delivered as follows:  (i) the Investors shall receive 73,624 shares for each percentage by which such threshold was not achieved (pro rata based on the number of shares of Preferred Stock owned by such Investor at such date) up to a maximum of 1,104,360 shares, plus any additional shares not distributed pursuant to Section 1.4(b)

(d)

If any Escrowed Shares remain in the Escrow Account after all of the disbursements are made pursuant to the 2009 Release Notice, the Escrow Agent shall return such remaining shares to the Management Team.

(e)

In the event that the Closing does not occur and written notice of same, signed by all of the parties hereto, is delivered to the Escrow

Agent or upon the written instructions of all of the parties hereto, the Escrowed Agent shall return the Escrowed Shares to the Management Team.

(f)

Upon the Escrow Agent’s completion of its obligations under Section 1.4, this Agreement shall terminate and the Escrow Agent shall have no further liability hereunder.

1.5

This Agreement may be altered or amended only with the written consent of all of the parties hereto.  Should any of the Parties attempt to change this Agreement in a manner, which, in the Escrow Agent’s discretion, shall be undesirable, the Escrow Agent may resign as Escrow Agent by notifying the Parties in writing five days in advance.  In the case of the Escrow Agent’s resignation or removal pursuant to the foregoing, his only duty, until receipt of notice from the Parties that a successor escrow agent has been appointed, shall be to hold and preserve the Escrow Shares that are in his possession.  Upon receipt by the Escrow Agent of said notice from the Parties of the appointment of a successor escrow agent, the name of a successor escrow account and a direction to transfer the Escrowed Shares, the Escrow Agent shall promptly thereafter transfer all of the Escrowed Shares that it is still holding in escrow, to said successor escrow agent.  Immediately after said transfer of the Escrowed Shares, the Escrow Agent shall furnish the Parties with proof of such transfer.  The Escrow Agent is authorized to disregard any notices, requests, instructions or demands received by it from the Parties after the Escrow Agent promptly transfers all of the Escrowed Shares that it is still holding in escrow, to the above said successor escrow agent.

1.5   The Escrow Agent shall be reimbursed by the Parties for any reasonable expenses incurred in the event there is a conflict between the parties and the Escrow Agent shall deem it necessary to retain counsel, upon whose advice the Escrow Agent may rely. The Escrow Agent shall not be liable for any action taken or omitted by him in good faith and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent’s own gross negligence or willful misconduct.  The Escrow Agent has made no representations or warranties to the Parties in connection with this transaction. The Escrow Agent has no liability hereunder to either party other than to hold the Escrowed Shares and to deliver them under the terms hereof.  Each party hereto agrees to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction including the obligation to defend any legal action brought which in any way arises out of or is related to this Agreement or the investment being made by Purchaser. The Parties, with the exception of the Company, acknowledge and represent that they are not being represented in a legal capacity by Leser Hunter Taubman & Taubman and have had the opportunity to consult with their own legal advisors prior to the signing of this Agreement. The Parties, with the exception of the Company, acknowledge that the Escrow Agent is not rendering securities advice to them with respect to this transaction or otherwise.  The Parties consent to the Escrow Agent acting in such capacity as legal counsel for the Company and waive any claim that such representation represents a conflict of interest on the part of the Escrow Agent.  The Parties understand that the Escrow Agent and the Company are relying explicitly on the foregoing provisions contained in this Section 1.5 in entering into this Agreement.

1.6

The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties.  The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith.

1.7

The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.  In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

1.8

The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

1.9

If the Escrow Agent reasonably requires other or further documents in connection with this Agreement, the necessary parties hereto shall join in furnishing such documents.

1.10

It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents, the Escrowed Shares held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (a) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents, the Escrowed Shares until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (b) to deliver the Escrowed Shares and any other property and documents held by the Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the State of New York in accordance with the applicable procedure therefor.

ARTICLE 2

MISCELLANEOUS

2.1

No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained.  No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

2.2

This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

2.3

This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto.  This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

2.4

Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine.  This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.  Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party.  Such facsimile copies shall constitute enforceable original documents.

2.5

The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance of the laws of the State of New York. The parties agree that any dispute arising under or with respect to or in connection with this Agreement, whether during the term of this Agreement or at any subsequent time, shall be resolved fully and exclusively in the federal or state courts resident in New York County, New York.

2.6

Any notice required or permitted hereunder shall be given in a manner provided in the Notice Section contained in the Purchase Agreement to the address or contact information for the Parties set forth therein or, in the case of notice to the Escrow Agent, shall be sent by commercial overnight courier such as UPS or Fedex to the Escrow Agent at the address first written above.

2.7

By signing this Agreement, the Escrow Agent becomes a party hereto only for the purpose of this Agreement; the Escrow Agent does not become a party to the Purchase Agreement or any related agreements.

2.8

Each party acknowledges and agrees that this Agreement shall not be deemed prepared or drafted by any one party.  In the event of any dispute between the Parties concerning this Agreement, the Parties agree that any rule of construction, to the effect that any ambiguity in the language of the Agreement is to be resolved against the drafting party, shall not apply.

(Signature Page to Follow)

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

Executed:

THE COMPANY

Viscorp, Inc.

By: _______________________________
Name: Guoqing Jiang
Title:  Chief Executive Officer

THE MANAGEMENT TEAM

TIME POLY MANAGEMENT LIMITED

By: ______________________________________

Name: Stewart Shiang Lor,

Title: Director

CMARK HOLDINGS CO. LTD.

By: ______________________________________

Name: Stewart Shiang Lor,

Title: Director

Happyvale Limited

By: ______________________________________

Name: Brian Pak Lun Mok,

Title: Director

Fartop Management Limited

By: ______________________________________

Name: Yinzi Tang,

Title: Director

Escrow Agent

Leser, Hunter, Taubman & Taubman

________________________________

Name: Louis Taubman

Title: Partner

ESCROW AGREEMENT

INVESTOR SIGNATURE PAGE:

[PRINT NAME OR NAME OF ENTITY]

X____________________________________________

By:

______________________________________

Name:

______________________________________

Title:

______________________________________

Exhibit A

Shareholder Name	VSCO Shares
Time Poly Management, Ltd.	1,636,270 (78.0%)
Fartop Management Limited	33,145 (1.58%)
Cmark Holdings, Co., Ltd.	355,155 (16.93%)
Happyvale Limited	73,213 (3.49%)

TOTAL	2,097,783 (100%)

Exhibit C

FORM OF ESCROW RELEASE NOTICE

Date:

Leser, Hunter, Taubman & Taubman

17  State Street, Floor 16

New York, New York 10004

Dear Escrow Agent:

In accordance with the terms of Article 1 of the Escrow Agreement dated as of January __, 2008, (the “Escrow Agreement"), by and among Viscorp, Inc. (the “Company”); Time Poly Management Limited, a British Virgin Islands corporation (“Time Poly”); Happyvale Limited, a British Virgin Islands corporation (“Happyvale”); Fartop Management Limited, a British Virgin Islands corporation (“Fartop”); Cmark Holdings Co., Ltd., a corporation organized under the laws of the Cayman Islands (“Cmark” and together with Time Poly, Happyvale and Fartop, the “Management Team” and together with the Company, the “Parties”), and the Company hereby notifies the Escrow Agent of the following:

1.

The Audit Date was ___________ __, 200__; and

2.

The Company achieved __% of the Performance Threshold.

Accordingly, please distribute the Escrowed Shares as follows:

Recipient Information	Amount of Escrowed Shares to be delivered

Very truly yours,

VISCORP, INC.

By:_____________

Name:__________

Title:____________